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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

Board of Directors and Members
Inergy, L.P.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inergy Employee Unit Purchase Plan of our report dated December 10, 2001, except for Notes 4 and 12, as to which the date is December 20, 2001, with respect to the consolidated financial statements of Inergy, L.P. and subsidiary included in its Annual Report (Form 10-K/A) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Kansas City, Missouri
February 28, 2002